Exhibit 4.19







                             SUPPLEMENTAL INDENTURE


                            Dated as of June 1, 1994


                                       TO


                     Indenture of Mortgage and Deed of Trust


                             Dated as of May 1, 1921







                     THE CONNECTICUT LIGHT AND POWER COMPANY


                                       TO


                         BANKERS TRUST COMPANY, Trustee





                      1994 Series C Bonds, Due June 1, 2024


















                     THE CONNECTICUT LIGHT AND POWER COMPANY

                Supplemental Indenture, Dated as of June 1, 1994

                                TABLE OF CONTENTS




                                                                PAGE

Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Recitals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Granting Clauses  . . . . . . . . . . . . . . . . . . . . . . . . 2
Habendum  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Grant in Trust  . . . . . . . . . . . . . . . . . . . . . . . . . 2


                                   ARTICLE 1.

                    FORM AND PROVISIONS OF BONDS OF SERIES C

SECTION 1.01.  Designation; Amount  . . . . . . . . . . . . . . . 3
SECTION 1.02.  Form of Bonds of Series C  . . . . . . . . . . . . 3
SECTION 1.03.  Provisions of Bonds of Series C; Interest Accrual. 3
SECTION 1.04.  Transfer and Exchange of Bonds of Series C . . . . 4
SECTION 1.05.  Sinking and Improvement Fund . . . . . . . . . . . 4

                                   ARTICLE 2.

                       REDEMPTION OF BONDS OF SERIES C  . . . . . 4


                                   ARTICLE 3.

                                  MISCELLANEOUS

SECTION 3.01.  Benefits of Supplemental Indenture and
                Bonds of Series C . . . . . . . . . . . . . . . . 5
SECTION 3.02.  Effect of Table of Contents and Headings . . . . . 5
SECTION 3.03.  Counterparts . . . . . . . . . . . . . . . . . . . 5
TESTIMONIUM . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
SIGNATURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
ACKNOWLEDGMENTS . . . . . . . . . . . . . . . . . . . . . . . . . 6
SCHEDULE A - Form of Bond of Series C, Form of
           Trustee's Certificate  . . . . . . . . . . . . . . . . 7
SCHEDULE B - Property Subject to the Lien of the Mortgage . . . . 12














     SUPPLEMENTAL INDENTURE, dated as of the first day of June, 1994, between THE CONNECTICUT LIGHT AND POWER COMPANY, a corporation organized and existing under the laws of the State of Connecticut (hereinafter called "Company") and BANKERS TRUST COMPANY, a corporation organized and existing under the laws of the State of New York (hereinafter called "Trustee").

     WHEREAS, the Company heretofore duly executed, acknowledged and delivered to the Trustee a certain Indenture of Mortgage and Deed of Trust dated as of May 1, 1921, and sixty-one Supplemental Indentures thereto dated respectively as of May 1, 1921, February 1, 1924, July 1, 1926, June 20, 1928, June 1, 1932, July 1, 1932, July 1, 1935, September 1, 1936,
October 20, 1936, December 1, 1936, December 1, 1938, August 31, 1944,
September 1, 1944, May 1, 1945, October 1, 1945, November 1, 1949,
December 1, 1952, December 1, 1955, January 1, 1958, February 1, 1960,
April 1, 1961, September 1, 1963, April 1, 1967, May 1, 1967, January 1,
1968, October 1, 1968, December 1, 1969, January 1, 1970, October 1, 1970,
December 1, 1971, August 1, 1972, April 1, 1973, March 1, 1974, February 1, 1975, September 1, 1975, May 1, 1977, March 1, 1978, September 1, 1980,
October 1, 1981, June 30, 1982, October 1, 1982, July 1, 1983, January 1,
1984, October 1, 1985, September 1, 1986, April 1, 1987, October 1, 1987,
November 1, 1987, April 1, 1988, November 1, 1988, June 1, 1989, September 1, 1989, December 1, 1989, April 1, 1992, July 1, 1992, October 1, 1992, July 1,
1993, July 1, 1993, December 1, 1993, February 1, 1994 and February 1, 1994 (said Indenture of Mortgage and Deed of Trust (i) as heretofore amended, being hereinafter generally called the "Mortgage Indenture," and
(ii) together with said Supplemental Indentures thereto, being hereinafter generally called the "Mortgage"), all of which have been duly recorded as required by law, for the purpose of securing its First and Refunding Mortgage Bonds (of which $1,330,176,000 aggregate principal amount are outstanding at the date of this Supplemental Indenture) to an unlimited amount, issued and to be issued for the purposes and in the manner therein provided, of which Mortgage this Supplemental Indenture is intended to be made a part, as fully as if therein recited at length;

     WHEREAS, the Company by appropriate and sufficient corporate action in conformity with the provisions of the Mortgage has duly determined to create a further series of bonds under the Mortgage to be designated "First and Refunding Mortgage 8-1/2% Bonds, 1994 Series C" (hereinafter generally referred to as the "bonds of Series C"), to consist of fully registered bonds containing terms and provisions duly fixed and determined by the Board of Directors of the Company and expressed in this Supplemental Indenture, such fully registered bonds and the Trustee's certificate of its authentication thereof to be substantially in the forms thereof respectively set forth in Schedule A appended hereto and made a part hereof; and

     WHEREAS, the execution and delivery of this Supplemental Indenture and the issue of not in excess of one hundred and fifteen million dollars ($115,000,000) in aggregate principal amount of bonds of Series C and other necessary actions have been duly authorized by the Board of Directors of the Company; and

     WHEREAS, the Company proposes to execute and deliver this Supplemental Indenture to provide for the issue of the bonds of Series C and to confirm the lien of the Mortgage on the property referred to below, all as permitted by Section 14.01 of the Mortgage Indenture; and

     WHEREAS, all acts and things necessary to constitute this Supplemental Indenture a valid, binding and legal instrument and to make the bonds of Series C, when executed by the Company and authenticated by the Trustee valid, binding and legal obligations of the Company have been authorized and performed;

     NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE OF MORTGAGE AND DEED OF TRUST WITNESSETH:

     That in order to secure the payment of the principal of and interest on all bonds issued and to be issued under the Mortgage, according to their tenor and effect, and according to the terms of the Mortgage and this Supplemental Indenture, and to secure the performance of the covenants and obligations in said bonds and in the Mortgage and this Supplemental Indenture respectively contained, and for the better assuring and confirming unto the Trustee, its successor or successors and its or their assigns, upon the trusts and for the purposes expressed in the Mortgage and this Supplemental Indenture, all and singular the hereditament, premises, estates and property of the Company thereby conveyed or assigned or intended so to be, or which the Company may thereafter have become bound to convey or assign to the Trustee, as security for said bonds (except such hereditament, premises, estates and property as shall have been disposed of or released or withdrawn from the lien of the Mortgage and this Supplemental Indenture, in accordance with the provisions thereof and subject to alterations, modifications and changes in said hereditament, premises, estates and property as permitted under the provisions thereof), the Company, for and in consideration of the premises and the sum of One Dollar ($1.00) to it in hand paid by the Trustee, the receipt whereof is hereby acknowledged, and of other valuable considerations, has granted, bargained, sold, assigned, mortgaged, pledged, transferred, set over, aliened, enfeoffed, released, conveyed and confirmed, and by these presents does grant, bargain, sell, assign, mortgage, pledge, transfer, set over, alien, enfeoff, release, convey and confirm unto said Bankers Trust Company, as Trustee, and its successor or successors in the trusts created by the Mortgage and this Supplemental Indenture, and its and their assigns, all of said hereditament, premises, estates and property (except and subject as aforesaid), as fully as though described at length herein, including, without limitation of the foregoing, the property, rights and privileges of the Company described or referred to in Schedule B hereto.


     Together with all plants, buildings, structures, improvements and machinery located upon said real estate or any portion thereof, and all rights, privileges and easements of every kind and nature appurtenant thereto, and all and singular the tenements, hereditament and appurtenances belonging to the real estate or any part thereof described or referred to in Schedule B or intended so to be, or in any wise appertaining thereto, and the reversions, remainders, rents, issues and profits thereof, and also all the estate, right, title, interest, property, possession, claim and demand whatsoever, as well in law as in equity, of the Company, of, in and to the same and any and every part thereof, with the appurtenances; except and subject as aforesaid.

     TO HAVE AND TO HOLD all and singular the property, rights and privileges hereby granted or mentioned or intended so to be, together with all and singular the reversions, remainders, rents, revenues, income, issues and profits, privileges and appurtenances, now or hereafter belonging or in any way appertaining thereto, unto the Trustee and its successor or successors in the trust created by the Mortgage and this Supplemental Indenture, and its and their assigns, forever, and with like effect as if the above described property, rights and privileges had been specifically described at length in the Mortgage and this Supplemental Indenture.

     Subject, however, to permitted liens, as defined in the Mortgage
Indenture.

     IN TRUST, NEVERTHELESS, upon the terms and trusts of the Mortgage and this Supplemental Indenture for those who shall hold the bonds and coupons issued and to be issued thereunder, or any of them, without preference, priority or distinction as to lien of any of said bonds and coupons over any others thereof by reason of priority in the time of the issue or negotiation thereof, or otherwise howsoever, subject, however, to the provisions in reference to extended, transferred or pledged coupons and claims for interest set forth in the Mortgage and this Supplemental Indenture (and subject to any sinking fund that may heretofore have been or hereafter be created for the benefit of any particular series).

     And it is hereby covenanted that all such bonds of Series C are to be issued, authenticated and delivered, and that the mortgaged premises are to be held by the Trustee, upon and subject to the trusts, covenants, provisions and conditions and for the uses and purposes set forth in the Mortgage and this Supplemental Indenture and upon and subject to the further covenants, provisions and conditions and for the uses and purposes hereinafter set forth, as follows, to wit:

                                   ARTICLE 1.

                    FORM AND PROVISIONS OF BONDS OF SERIES C

     SECTION 1.01. Designation; Amount. The bonds of Series C shall be designated "First and Refunding Mortgage 8-1/2% Bonds, 1994 Series C" and, subject to Section 2.08 of the Mortgage Indenture, shall not exceed one hundred and fifteen million dollars ($115,000,000) in aggregate principal amount at any one time outstanding. The initial issue of the bonds of Series C may be effected upon compliance with the applicable provisions of the Mortgage Indenture.

     SECTION 1.02. Form of Bonds of Series C. The bonds of Series C shall be issued only in fully registered form without coupons in denominations of one thousand dollars ($1,000) and multiples thereof.

     The bonds of Series C and the certificate of the Trustee upon said bonds shall be substantially in the forms thereof respectively set forth in Schedule A appended hereto.

     SECTION 1.03. Provisions of Bonds of Series C; Interest Accrual. The bonds of Series C shall mature on June 1, 2024 and shall bear interest, payable semiannually on the first days of June and December of each year, commencing December 1, 1994, at the rate specified in their title, until the Company's obligation in respect of the principal thereof shall be discharged; and shall be payable both as to principal and interest at the office or agency of the Company in the Borough of Manhattan, New York, New York, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts. The interest on the bonds of Series C, whether in temporary or definitive form, shall be payable without presentation of such bonds; and only to or upon the written order of the registered holders thereof of record at the applicable record date. The bonds of Series C shall be callable for redemption in whole or in part according to the terms and provisions provided herein in Article 2.

     Each bond of Series C shall be dated as of June 1, 1994 and shall bear interest on the principal amount thereof from the interest payment date next preceding the date of authentication thereof by the Trustee to which interest has been paid on the bonds of Series C, or if the date of authentication thereof is prior to November 16, 1994, then from the date of original issuance, or if the date of authentication thereof be an interest payment date to which interest is being paid or a date between the record date for any such interest payment date and such interest payment date, then from such interest payment date.

     The person in whose name any bond of Series C is registered at the close of business on any record date (as hereinafter defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such bond upon any registration of transfer or exchange thereof subsequent to the record date and prior to such interest payment date, except that if and to the extent the Company shall default in the payment of the interest due on such interest payment date, then such defaulted interest shall be paid to the person in whose name such bond is registered on a subsequent record date for the payment of defaulted interest if one shall have been established as hereinafter provided and otherwise on the date of payment of such defaulted interest. A subsequent record date may be established by the Company by notice mailed to the owners of bonds of Series C not less than ten days preceding such record date, which record date shall not be more than thirty days prior to the subsequent interest payment date. The term "record date" as used in this Section with respect to any regular interest payment (i.e., June 1 or December 1) shall mean the May 15 or November 15, as the case may be, next preceding such interest payment date, or if such May 15 or November 15 shall be a legal holiday or a day on which banking institutions in the Borough of Manhattan, New York, New York are authorized by law to close, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

     SECTION 1.04. Transfer and Exchange of Bonds of Series C. The bonds of Series C may be surrendered for registration of transfer as provided in
Section 2.06 of the Mortgage Indenture at the office or agency of the Company in the Borough of Manhattan, New York, New York, and may be surrendered at said office for exchange for a like aggregate principal amount of bonds of Series C of other authorized denominations. Notwithstanding the provisions of Section 2.06 of the Mortgage Indenture, no charge, except for taxes or other governmental charges, shall be made by the Company for any registration of transfer of bonds of Series C or for the exchange of any bonds of Series C for such bonds of other authorized denominations.

     SECTION 1.05. Sinking and Improvement Fund. Each holder of a bond of Series C, solely by virtue of its acquisition thereof, shall have and be deemed to have consented, without the need for any further action or consent by such holder, to any and all amendments to the Mortgage Indenture which are intended to eliminate or modify in any manner the requirements of the sinking and improvement fund as provided for in Section 6.14 thereof.


                                   ARTICLE 2.

                        REDEMPTION OF BONDS OF SERIES C.

     The bonds of Series C are not subject to redemption at the option of the Company prior to June 1, 2004. Thereafter, the bonds of Series C shall be redeemable as a whole at any time or in part from time to time in accordance with the provisions of the Mortgage and upon not less than thirty (30) days' prior notice given by mail as provided in the Mortgage (which notice may state that it is subject to the receipt of the redemption moneys by the Trustee on or before the date fixed for redemption and which notice shall be of no effect unless such moneys are so received on or before such date), either at the option of the Company, or for the purpose of any applicable provision of the Mortgage, at the following prices:

          (a) if redeemed with trust moneys deposited with or received by the Trustee pursuant to Section 3.55 or Section 6.06 or Section 6.09 or
     Section 6.14 or Article 8.5 of the Mortgage Indenture, then at the applicable special redemption price, stated as a percentage of the principal amount, specified under the column headed Special Redemption Price in the form of bond of Series C set forth in Schedule A appended hereto, together in every case with accrued and unpaid interest thereon to the date fixed for redemption; and

          (b) otherwise, at the applicable general redemption price, stated as a percentage of the principal amount, specified under the column headed General Redemption Price in the form of bond of Series C set forth in Schedule A appended hereto, together in every case with accrued and unpaid interest thereon to the date fixed for redemption.


                                   ARTICLE 3.

                                 MISCELLANEOUS.

     SECTION 3.01. Benefits of Supplemental Indenture and Bonds of Series C. Nothing in this Supplemental Indenture, or in the bonds of Series C, expressed or implied, is intended to or shall be construed to give to any person or corporation other than the Company, the Trustee and the holders of the bonds and interest obligations secured by the Mortgage and this Supplemental Indenture, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or of any covenant, condition or provision herein contained. All the covenants, conditions and provisions hereof are and shall be held to be for the sole and exclusive benefit of the Company, the Trustee and the holders of the bonds and interest obligations secured by the Mortgage and this Supplemental Indenture.

     SECTION 3.02. Effect of Table of Contents and Headings. The table of contents and the descriptive headings of the several Articles and Sections of this Supplemental Indenture are inserted for convenience of reference only and are not to be taken to be any part of this Supplemental Indenture or to control or affect the meaning, construction or effect of the same.

     SECTION 3.03. Counterparts. For the purpose of facilitating the recording hereof, this Supplemental Indenture may be executed in any number of counterparts, each of which shall be and shall be taken to be an original and all collectively but one instrument.

     IN WITNESS WHEREOF, The Connecticut Light and Power Company has caused these presents to be executed by a Vice President and its corporate seal to be hereunto affixed, duly attested by its Secretary or an Assistant Secretary, and Bankers Trust Company has caused these presents to be executed by a Vice President or Assistant Vice President and its corporate seal to be hereunto affixed, duly attested by one of its Assistant Secretaries, as of the day and year first above written.


                                   THE CONNECTICUT LIGHT AND POWER
                                    COMPANY
Attest:

    /s/ Mark A. Joyse              By /s/ John B. Keane
        Mark A. Joyse                   John B. Keane
     Assistant Secretary                Vice President

          (SEAL)                   Signed, sealed and delivered
                                    in the presence of:

                                     /s/ Tracy A. DeCredico
                                     /s/ Jane P. Seidl

                                    BANKERS TRUST COMPANY
Attest:

                                   By /s/ Robert Caporale


          (SEAL)                   Signed, sealed and delivered
                                    in the presence of:

                                     /s/ Denise Mitchell
                                     /s/ Michael Alben


STATE OF CONNECTICUT )
                     )   SS.:  BERLIN
COUNTY OF HARTFORD   )

     On this 18th day of May 1994, before me, Deborah A. Lacus, the undersigned officer, personally appeared John B. Keane and Mark A. Joyse, who acknowledged themselves to be Vice President and Assistant Secretary, respectively, of THE CONNECTICUT LIGHT AND POWER COMPANY, a corporation, and that they, as such Vice President and such Assistant Secretary, being authorized so to do, executed the foregoing instrument for the purpose therein contained, by signing the name of the corporation by themselves as Vice President and Assistant Secretary, and as their free act and deed.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                    /s/ Deborah A. Lacus
                                        Deborah A. Lacus
                                        Notary Public

                                 My commission expires December 31, 1995


(SEAL)

STATE OF NEW YORK   )
                    )    SS.:  NEW YORK
COUNTY OF NEW YORK  )

     On this 19th day of May, 1994, before me, John Florio, the undersigned officer, personally appeared Robert Caporale and Scott Thiel who acknowledged themselves to be Vice President and Assistant Treasurer, respectively, of BANKERS TRUST COMPANY, a corporation, and that they, as such Vice President and such Assistant Treasurer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as Vice President and Assistant Treasurer, and as their free act and deed.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                              /s/ John Florio
                              John Florio
                              Notary Public, State of New York
                              No. 01FL5021631
                              Qualified in New York County
                              My Commission Expires December 20, 1995

                                                                       (SEAL)


                                   SCHEDULE A

                           [FORM OF BONDS OF SERIES C]

No.                                                         $

                     THE CONNECTICUT LIGHT AND POWER COMPANY

             Incorporated under the Laws of the State of Connecticut

             FIRST AND REFUNDING MORTGAGE 8-1/2% BOND, 1994 SERIES C

                           PRINCIPAL DUE JUNE 1, 2024


     FOR VALUE RECEIVED, THE CONNECTICUT LIGHT AND POWER COMPANY, a corporation organized and existing under the laws of the State of Connecticut (hereinafter called the Company), hereby promises to pay to

              , or registered assigns, the principal sum of

dollars, on the first day of June, 2024 and to pay interest on said sum, semiannually on the first days of June and December in each year, commencing December 1, 1994, until the Company's obligation with respect to said principal sum shall be discharged, at the rate per annum specified in the title of this bond from the interest payment date next preceding the date of authentication hereof to which interest has been paid on the bonds of this series, or if the date of authentication hereof is prior to November 16, 1994, then from the date of original issuance, or if the date of authentication hereof is an interest payment date to which interest is being paid or a date between the record date for any such interest payment date and such interest payment date, then from such interest payment date. Both principal and interest shall be payable at the office or agency of the Company in the Borough of Manhattan, New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Each installment of interest hereon (other than overdue interest) shall be payable to the person who shall be the registered owner of this bond at the close of business on the record date, which shall be the May 15 or November 15, as the case may be, next preceding the interest payment date, or, if such May 15 or November 15 shall be a legal holiday or a day on which banking institutions in the Borough of Manhattan, New York, New York, are authorized by law to close, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

     Reference is hereby made to the further provisions of this bond set forth on the reverse hereof, including without limitation provisions in regard to the call and redemption and the registration of transfer and exchangeability of this bond, and such further provisions shall for all purposes have the same effect as though fully set forth in this place.

     This bond shall not become or be valid or obligatory until the certificate of authentication hereon shall have been signed by Bankers Trust Company (hereinafter with its successors as defined in the Mortgage hereinafter referred to, generally called the Trustee), or by such a successor.


     IN WITNESS WHEREOF, The Connecticut Light and Power Company has caused this bond to be executed in its corporate name and on its behalf by its President by his signature or a facsimile thereof, and its corporate seal to be affixed or imprinted hereon and attested by the manual or facsimile signature of its Secretary.


Dated as of June 1, 1994.

                              THE CONNECTICUT LIGHT AND POWER COMPANY


                              By
                                                       President


                              Attest:


                                                       Secretary

                         [FORM OF TRUSTEE'S CERTIFICATE]


     Bankers Trust Company hereby certifies that this bond is one of the bonds described in the within mentioned Mortgage.

                              BANKERS TRUST COMPANY, TRUSTEE


                              By
                                        Authorized Officer


Dated:


























                                 [FORM OF BOND]

                                    [REVERSE]

                     THE CONNECTICUT LIGHT AND POWER COMPANY

             FIRST AND REFUNDING MORTGAGE 8-1/2% BOND, 1994 SERIES C

     This bond is one of an issue of bonds of the Company, of an unlimited authorized amount of coupon bonds or registered bonds without coupons, or both, known as its First and Refunding Mortgage Bonds, all issued or to be issued in one or more series, and is one of a series of said bonds limited in principal amount to one hundred and fifteen million dollars ($115,000,000), consisting only of registered bonds without coupons and designated "First and Refunding Mortgage 8-1/2% Bonds, 1994 Series C," all of which bonds are issued or are to be issued under, and equally and ratably secured by, a certain Indenture of Mortgage and Deed and Trust dated as of May 1, 1921, and by sixty-two Supplemental Indentures dated respectively as of May 1, 1921, February 1, 1924, July 1, 1926, June 20, 1928, June 1, 1932, July 1, 1932,
July 1, 1935, September 1, 1936, October 20, 1936, December 1, 1936,
December 1, 1938, August 31, 1944, September 1, 1944, May 1, 1945, October 1, 1945, November 1, 1949, December 1, 1952, December 1, 1955, January 1, 1958,
February 1, 1960, April 1, 1961, September 1, 1963, April 1, 1967, May 1, 1967, January 1, 1968, October 1, 1968, December 1, 1969, January 1, 1970,
October 1, 1970, December 1, 1971, August 1, 1972, April 1, 1973, March 1, 1974, February 1, 1975, September 1, 1975, May 1, 1977, March 1, 1978,
September 1, 1980, October 1, 1981, June 30, 1982, October 1, 1982, July 1, 1983, January 1, 1984, October 1, 1985, September 1, 1986, April 1, 1987,
October 1, 1987, November 1, 1987, April 1, 1988, November 1, 1988, June 1, 1989, September 1, 1989, December 1, 1989, April 1, 1992, July 1, 1992,
October 1, 1992, July 1, 1993, July 1, 1993, December 1, 1993, February 1, 1994, February 1, 1994 and June 1, 1994 (said Indenture of Mortgage and Deed of Trust and Supplemental Indentures being collectively referred to herein as the "Mortgage"), all executed by the Company to Bankers Trust Company, as Trustee, all as provided in the Mortgage to which reference is made for a statement of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds in respect thereof and the terms and conditions upon which the bonds may be issued and are secured; but neither the foregoing reference to the Mortgage nor any provision of this bond or of the Mortgage shall affect or impair the obligation of the Company, which is absolute, unconditional and unalterable, to pay at the maturities herein provided the principal of and interest on this bond as herein provided. The principal of this bond may be declared or may become due on the conditions, in the manner and at the time set forth in the Mortgage, upon the happening of an event of default as in the Mortgage provided.

     This bond is transferable by the registered holder hereof in person or by attorney upon surrender hereof at the office or agency of the Company in the Borough of Manhattan, New York, New York, together with a written instrument of transfer in approved form, signed by the holder, and a new bond or bonds of this series for a like principal amount in authorized denominations will be issued in exchange, all as provided in the Mortgage. Prior to due presentment for registration of transfer of this bond the Company and the Trustee may deem and treat the registered owner hereof as the absolute owner hereof, whether or not this bond be overdue, for the purpose of receiving payment and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

     This bond is exchangeable at the option of the registered holder hereof upon surrender hereof, at the office or agency of the Company in the Borough of Manhattan, New York, New York, for an equal principal amount of bonds of this series of other authorized denominations, in the manner and on the terms provided in the Mortgage.

     Bonds of this series are to be issued initially under a book-entry only system and, except as hereinafter provided, registered in the name of The Depository Trust Company, New York, New York ("DTC") or its nominee, which shall be considered to be the holder of all bonds of this series for all purposes of the Mortgage, including, without limitation, payment by the Company of principal of and interest on such bonds of this series and receipt of notices and exercise of rights of holders of such bonds of this series. There shall be a single bond of this series which shall be immobilized in the custody of DTC with the owners of book-entry interests in bonds of this series ("Book-Entry Interests") having no right to receive bonds of this series in the form of physical securities or certificates. Ownership of Book-Entry Interests shall be shown by book-entry on the system maintained and operated by DTC, its participants (the "Participants") and certain persons acting through the Participants. Transfers of ownership of Book-Entry Interests are to be made only by DTC and the Participants by that book-entry system, the Company and the Trustee having no responsibility therefor so long as bonds of this series are registered in the name of DTC or its nominee. DTC is to maintain records of positions of Participants in bonds of this series, and the Participants and persons acting through Participants are to maintain records of the purchasers and owners of Book-Entry Interests. If DTC or its nominee determines not to continue to act as a depository for the bonds of this series in connection with a book-entry only system, another depository, if available, may act instead and the single bond of this series will be transferred into the name of such other depository or its nominee, in which case the above provisions will continue to apply to the new depository.

If the book-entry only system for bonds of this series is discontinued for any reason, upon surrender and cancellation of the single bond of this series registered in the name of the then depository or its nominee, new registered bonds of this series will be issued in authorized denominations to the holders of Book-Entry Interests in principal amounts coinciding with the amounts of Book-Entry Interests shown on the book-entry system immediately prior to the discontinuance thereof. Neither the Trustee nor the Company shall be responsible for the accuracy of the interests shown on that system.

     The bonds of this series are not subject to redemption at the option of
the Company prior to June 1, 2004.   Thereafter, the bonds of this series are
subject to redemption prior to maturity as a whole at any time or in part from time to time in accordance with the provisions of the Mortgage, upon not less than thirty (30) days' prior notice (which notice may be made subject to the deposit of redemption moneys with the Trustee before the date fixed for redemption) given by mail as provided in the Mortgage, either at the option of the Company, or for the purposes of any applicable provision of the Mortgage, at the following prices, together in every case with accrued and unpaid interest thereon to the date fixed for redemption:

          (a) if redeemed with trust moneys deposited with or received by the Trustee pursuant to specified provisions of the Mortgage, then at the applicable special redemption price, stated as a percentage of the principal amount, set forth below; and

          (b) otherwise, at the applicable general redemption price, stated as a percentage of the principal amount, set forth below:





  If date fixed for          General             Special
   redemption falls         Redemption          Redemption
 within twelve months'       Price (%            Price (%
  period ending the        of principal        of principal
  last day of May         amount called)        amount called)

       2005                   103.87              100.00
       2006                   103.48              100.00
       2007                   103.09              100.00
       2008                   102.71              100.00
       2009                   102.32              100.00
       2010                   101.94              100.00
       2011                   101.55              100.00
       2012                   101.16              100.00
       2013                   100.78              100.00
       2014                   100.39              100.00
       2015                   100.00              100.00
       2016                   100.00              100.00
       2017                   100.00              100.00
       2018                   100.00              100.00
       2019                   100.00              100.00
       2020                   100.00              100.00
       2021                   100.00              100.00
       2022                   100.00              100.00
       2023                   100.00              100.00
       2024                   100.00              100.00

 The Mortgage provides that the Company and the Trustee, with consent of the holders of not less than 66-2/3% in aggregate principal amount of the bonds at the time outstanding which would be affected by the action proposed to be taken, may by supplemental indenture add any provisions to or change or eliminate any of the provisions of the Mortgage or modify the rights of the holders of the bonds and coupons issued thereunder; provided, however, that without the consent of the holder hereof no such supplemental indenture shall affect the terms of payment of the principal of or interest or premium on this bond, or reduce the aforesaid percentage of the bonds the holders of which are required to consent to such a supplemental indenture, or permit the creation by the Company of any mortgage or pledge or lien in the nature thereof ranking prior to or equal with the lien of the Mortgage or deprive the holder hereof of the lien of the Mortgage on any of the property which is subject to the lien thereof.

 As set forth in the Supplemental Indenture establishing the terms and series of the bonds of this series, each holder of this bond, solely by virtue of its acquisition thereof, shall have and be deemed to have consented, without the need for any further action or consent by such holder, to any and all amendments to the Mortgage which are intended to eliminate or modify in any manner the requirements of the sinking and improvement fund as set forth in Section 6.14 of the Mortgage.

 No recourse shall be had for the payment of the principal of or the interest on this bond, or any part thereof, or for any claim based thereon or otherwise in respect thereof, to any incorporator, or any past, present or future stockholder, officer or director of the Company, either directly or indirectly, by virtue of any statute or by enforcement of any assessment or otherwise, and any and all liability of the said incorporators, stockholders, officers or directors of the Company in respect to this bond is hereby expressly waived and released by every holder hereof.



                                   SCHEDULE B

                  PROPERTY SUBJECT TO THE LIEN OF THE MORTGAGE

                                 IN CONNECTICUT



                                 TOWN OF ASHFORD


 All of the following described rights, privileges and easements situated in the Town of Ashford, County of Windham and State of Connecticut, more particularly described in the following deeds, viz:

                                                                 Recorded
          Grantor                     Date of Instrument       Volume  Page

(1)   Rex Harkness et al              January 18, 1994          103    547

(2)   C. Nelson Construction, Inc.    January 17, 1994          103    641

(3)   Town of Ashford                 March 11, 1994            104    002



                                  TOWN OF AVON


      All of the following described rights, privileges and easements situated in the Town of Avon, County of Hartford and State of Connecticut, more particularly described in the following deeds, viz:

                                                                 Recorded
      Grantor                        Date of Instrument        Volume  Page

(4)   Edward M. Ferrigno Construction December 13, 1993         288    808
       Company, Inc.

(5)  Solo Development                 January 13, 1994          291    325


                                 TOWN OF BERLIN


      All of the following described rights, privileges and easements situated in the Town of Berlin, County of Hartford and State of Connecticut, more particularly described in the following deeds, viz:

                                                                 Recorded
      Grantor                         Date of Instrument       Volume  Page

(6)   Kensington Woods, Incorporated   December 16, 1993        356    40









                                 TOWN OF BRISTOL


      All of the following described rights, privileges and easements situated in the Town of Bristol, County of Hartford and State of Connecticut, more particularly described in the following deeds, viz:


                                                                 Recorded
          Grantor                     Date of Instrument       Volume  Page

(7)  Bruce Development Corporation,   December 10, 1993        1115    650
      Inc. et al


                               TOWN OF BURLINGTON


      All of the following described rights, privileges and easements situated in the Town of Burlington, County of Hartford and State of Connecticut, more particularly described in the following deeds, viz:



                                                                 Recorded
            Grantor                   Date of Instrument       Volume  Page

(8)   Woodland Notch Development      May 27, 1993             140     756
        Corporation


                                 TOWN OF CANTON


      All of the following described rights, privileges and easements situated in the Town of Canton, County of Hartford and State of Connecticut, more particularly described in the following deeds, viz:



                                                                  Recorded
            Grantor                   Date of Instrument       Volume  Page

(9)   Michael A. Hollender et al      October 2, 1993          196     384


                                TOWN OF CHESHIRE


      All of the following described rights, privileges and easements situated in the Town of Cheshire, County of New Haven and State of Connecticut, more particularly described in the following deeds, viz:

                                                                  Recorded
            Grantor                   Date of Instrument       Volume  Page

(10)  Thomas J. Norback et al         December 7, 1993         1024     224

(11)  Neda DeMayo et al               February 1, 1994         1036     223*

* Inter Alia:  Hamden

                                 TOWN OF CLINTON


      All of the following described rights, privileges and easements situated in the Town of Clinton, County of Middlesex and State of Connecticut, more particularly described in the following deeds, viz:

                                                                 Recorded
            Grantor                   Date of Instrument       Volume  Page

(12)  Lione Enterprises               August 30, 1993          225      67


                                 TOWN OF DANBURY


      All of the following described rights, privileges and easements situated in the Town of Danbury, County of Fairfield and State of Connecticut, more particularly described in the following deeds, viz:



                                                                  Recorded
            Grantor                   Date of Instrument       Volume  Page

(13)  Warren Ramey                    February 1, 1994         1077    823

(14)  Mario Aldo Ljubicic et al       January 12, 1994         1077    903


                                 TOWN OF DURHAM


      All of the following described rights, privileges and easements situated in the Town of Durham, County of Middlesex and State of Connecticut, more particularly described in the following deeds, viz:



                                                                 Recorded
            Grantor                   Date of Instrument       Volume  Page

(15)  William J. O'Neal               December 2, 1993         140     107


                              TOWN OF EAST WINDSOR


      All of the following described rights, privileges and easements situated in the Town of East Windsor, County of Hartford and State of Connecticut, more particularly described in the following deeds, viz:



                                                                 Recorded
            Grantor                   Date of Instrument       Volume  Page

(16)  Connecticut Development Group,  December 3, 1993         176     1061
      Inc. of Glastonbury


                                TOWN OF ELLINGTON


      All of the following described rights, privileges and easements situated in the Town of Ellington, County of Tolland and State of Connecticut, more particularly described in the following deeds, viz:

                                                                 Recorded
            Grantor                   Date of Instrument       Volume  Page

(17)  The SBD Partnership             December 21, 1993        207     136

(18)  MMS Country Home Properties,    January 26, 1994         207     138
       Inc.

                                 TOWN OF ENFIELD


      All of the following described rights, privileges and easements situated in the Town of Enfield, County of Hartford and State of Connecticut, more particularly described in the following deeds, viz:

                                                                 Recorded
            Grantor                   Date of Instrument       Volume  Page

(19)  Hazard Avenue Associates `      May 25, 1988              575    225

(20)  Lan Associates XII, Limited     May 29, 1986              519    1118
       Partnership

(21)  Leaska Construction Co.         October 22, 1990          622    15

(22)  Carriage House I-Enfield, Inc.  October 8, 1987           561    611

(23)  Daro Development Corporation    October 22, 1986          530    724

(24)  ADS Realty Co., Inc.            April 24, 1989            594    1189


                                TOWN OF GREENWICH


      All of the following described rights, privileges and easements situated in the Town of Greenwich, County of Fairfield and State of Connecticut, more particularly described in the following deeds, viz:


                                                                 Recorded
          Grantor                     Date of Instrument       Volume  Page

(25)  Mario E. Autera et al           December 7, 1992         2450    75










                                 TOWN OF HAMDEN


      All of the following described rights, privileges and easements situated in the Town of Hamden, County of New Haven and State of Connecticut, more particularly described in the following deeds, viz:

                                                                 Recorded
          Grantor                     Date of Instrument       Volume  Page

(26)  Neda DeMayo et al               February 1, 1994         1399    294*


                                 TOWN OF LEBANON


      All of the following described rights, privileges and easements situated in the Town of Lebanon, County of New London and State of Connecticut, more particularly described in the following deeds, viz:

                                                                 Recorded
            Grantor                   Date of Instrument       Volume  Page

(27)  G. Bradford Foster et al        November 1, 1993         155     515

(28)  Farmers & Mechanics Bank        December 10, 1993        156     87

(29)  Donald A. Demar                 January 17, 1994         156     589


                               TOWN OF LITCHFIELD


      All of the following described rights, privileges and easements situated in the Town of Litchfield, County of Litchfield and State of Connecticut, more particularly described in the following deeds, viz:

                                                                 Recorded
            Grantor                   Date of Instrument       Volume  Page

(30)  Nancy D. Goldring et al         October 25, 1993         219     1162
                                             &
                                      November 15, 1993


* Inter Alia:  Cheshire
















                               TOWN OF MANCHESTER


      All of the following described rights, privileges and easements situated in the Town of Manchester, County of Hartford and State of Connecticut, more particularly described in the following deeds, viz:

                                                                 Recorded
          Grantor                     Date of Instrument       Volume  Page

(31)  TAVCO Associates                December 8, 1992         1671    343


                               TOWN OF MIDDLEBURY


      All of the following described rights, privileges and easements situated in the Town of Middlebury, County of New Haven and State of Connecticut, more particularly described in the following deeds, viz:

                                                                 Recorded
          Grantor                     Date of Instrument       Volume  Page

(32)  Christine N. Lavigne et al      August 11, 1992          127    912


                                 TOWN OF MONROE


      All of the following described rights, privileges and easements situated in the Town of Monroe, County of Fairfield and State of Connecticut, more particularly described in the following deeds, viz:

                                                                 Recorded
         Grantor                      Date of Instrument       Volume  Page

(33)  Carol B. Steiner                October 13, 1988          425    154


                                TOWN OF MONTVILLE


      All of the following described rights, privileges and easements situated in the Town of Montville, County of New London and State of Connecticut, more particularly described in the following deeds, viz:

                                                                 Recorded
          Grantor                     Date of Instrument       Volume  Page

(34)  Bernard Barnett et al           June 17, 1993             255    777

(35)  Jean K. Milefski et al          December 15, 1993         264    250










                                TOWN OF NAUGATUCK


      All of the following described rights, privileges and easements situated in the Town of Naugatuck, County of New Haven and State of Connecticut, more particularly described in the following deeds, viz:

                                                                 Recorded
          Grantor                     Date of Instrument       Volume  Page

(36)  Realrock Associates             December 20, 1993         389    919


                               TOWN OF NEW MILFORD


      All of the following described rights, privileges and easements situated in the Town of New Milford, County of Litchfield and State of Connecticut, more particularly described in the following deeds, viz:



                                                                 Recorded
            Grantor                   Date of Instrument       Volume  Page

(37)  Joseph S. Tarzia                May 21, 1993              476    791

(38)  John W. Dinneen, Jr. et al      November 10, 1993         484    812



                                 TOWN OF NEWTOWN


      All of the following described rights, privileges and easements situated in the Town of Newtown, County of Fairfield and State of Connecticut, more particularly described in the following deeds, viz:


                                                                 Recorded
            Grantor                   Date of Instrument       Volume  Page

(39)  Joseph Scherpf                  December 21, 1993        486     88

(40)  Early Settlers Limited          February 9, 1994         488     630
        Partnership















                            TOWN OF NORTH STONINGTON


      All of the following described rights, privileges and easements situated in the Town of North Stonington, County of New London and State of Connecticut, more particularly described in the following deeds, viz:


                                                                 Recorded
          Grantor                     Date of Instrument       Volume  Page

(41)  B & D Associates                January 3, 1994           99     581


                                TOWN OF OLD LYME


      All of the following described rights, privileges and easements situated in the Town of Old Lyme, County of New London and State of Connecticut, more particularly described in the following deeds, viz:


                                                                   Recorded
          Grantor                     Date of Instrument       Volume  Page

(42)  Gary D. Smith                   June 17, 1993             211    551


                               TOWN OF PLAINFIELD


      All of the following described rights, privileges and easements situated in the Town of Plainfield, County of Windham and State of Connecticut, more particularly described in the following deeds, viz:


                                                                 Recorded
            Grantor                   Date of Instrument       Volume  Page

(43)  Kenneth E. Tetreault            March 30, 1994             222    12


                               TOWN OF RIDGEFIELD


      All of the following described rights, privileges and easements situated in the Town of Ridgefield, County of Fairfield and State of Connecticut, more particularly described in the following deeds, viz:


                                                                 Recorded
            Grantor                   Date of Instrument       Volume  Page

(44)  Sturges Brothers, Inc.          August 28, 1993            476   98

(45)  William A. Jones                January 14, 1994           485   911





                                TOWN OF SIMSBURY


      All of the following described rights, privileges and easements situated in the Town of Simsbury, County of Hartford and State of Connecticut, more particularly described in the following deeds, viz:


                                                                 Recorded
          Grantor                     Date of Instrument       Volume  Page

(46)  Estate of George L. Engel       April 8, 1994              429    68


                                TOWN OF SOUTHBURY


      All of the following described rights, privileges and easements situated in the Town of Southbury, County of New Haven and State of Connecticut, more particularly described in the following deeds, viz:


                                                                 Recorded
          Grantor                     Date of Instrument       Volume  Page

(47)  Naugatuck Savings Bank et al    May 7, 1993               271    549

(48)  T D I, Ltd.                     April 8, 1993             271    613


                               TOWN OF SOUTHINGTON


      All of the following described rights, privileges and easements situated in the Town of Southington, County of Hartford and State of Connecticut, more particularly described in the following deeds, viz:


                                                                 Recorded
          Grantor                     Date of Instrument       Volume  Page

(49)  David W. Florian                September 25, 1992        548    826

(50)  Katherine Florian               September 25, 1992        548    828

(51)  Carl J. Sokolowski, Trustee     September 30, 1992        548    830

(52)  LePage Homes, Inc.              March 8, 1993             560    840

(53)  William G. Gioia                February 14, 1994         594    795












                              TOWN OF SOUTH WINDSOR


      All of the following described rights, privileges and easements situated in the Town of South Windsor, County of Hartford and State of Connecticut, more particularly described in the following deeds, viz:



                                                                 Recorded
          Grantor                     Date of Instrument       Volume  Page

(54)  Dart Hill Realty, Inc.          March 22, 1994           784     30


                                TOWN OF STAFFORD


      All of the following described rights, privileges and easements situated in the Town of Stafford, County of Tolland and State of Connecticut, more particularly described in the following deeds, viz:


                                                                 Recorded
          Grantor                     Date of Instrument       Volume  Page

(55)  Maiolo Real Estate Investment   November 18, 1993        313     3
       Company, Inc.


                                TOWN OF STERLING


      All of the following described rights, privileges and easements situated in the Town of Sterling, County of Windham and State of Connecticut, more particularly described in the following deeds, viz:


                                                                 Recorded
          Grantor                     Date of Instrument       Volume  Page

(56)  Christopher Adam Sliwinski      August 18, 1993           69     707

(57)  Peter F. Maerkel                July 16, 1993             69     1052

(58)  Patten Liquidation Sales        January 11, 1994          70     40
        Corporation


                                TOWN OF SUFFIELD


      All of the following described rights, privileges and easements situated in the Town of Suffield, County of Hartford and State of Connecticut, more particularly described in the following deeds, viz:


                                                                 Recorded
          Grantor                     Date of Instrument       Volume  Page

(59)  Briarwood Homes, Inc.           February 8, 1994         252     455

                               TOWN OF THOMASTON


      All of the following described rights, privileges and easements situated in the Town of Thomaston, County of Litchfield and State of Connecticut, more particularly described in the following deeds, viz:

                                                                 Recorded
          Grantor                     Date of Instrument       Volume  Page

(60)  Robert D. Scanlon et al         February 18, 1993        144     31


                                 TOWN OF TOLLAND


      All of the following described rights, privileges and easements situated in the Town of Tolland, County of Tolland and State of Connecticut, more particularly described in the following deeds, viz:


                                                                 Recorded
          Grantor                     Date of Instrument       Volume  Page

(61)  Alan D. Williams et al          November 22, 1993        474     73


                               TOWN OF TORRINGTON


      All of the following described rights, privileges and easements situated in the Town of Torrington, County of Litchfield and State of Connecticut, more particularly described in the following deeds, viz:


                                                                 Recorded
          Grantor                     Date of Instrument       Volume  Page

(62)  David Vaill                     November 18, 1992        574     1031

(63)  The Charlotte Hungerford        June 4, 1993             575     697
       Hospital et al

(64)  The Charlotte Hungerford        December 8, 1993         587     965
       Hospital et al

















                                TOWN OF VOLUNTOWN


      All of the following described rights, privileges and easements situated in the Town of Voluntown, County of New London and State of Connecticut, more particularly described in the following deeds, viz:


                                                                 Recorded
          Grantor                     Date of Instrument       Volume  Page

(65)  Town of Voluntown               March 8, 1994             61     994


                                TOWN OF WATERBURY


      All of the following described rights, privileges and easements situated in the Town of Waterbury, County of New Haven and State of Connecticut, more particularly described in the following deeds, viz:



                                                                 Recorded
          Grantor                     Date of Instrument       Volume  Page

(66)  Daniel W. Ferraro               May 26, 1993             2972    12


                                TOWN OF WATERTOWN


      All of the following described rights, privileges and easements situated in the Town of Watertown, County of Litchfield and State of Connecticut, more particularly described in the following deeds, viz:



                                                                 Recorded
          Grantor                     Date of Instrument       Volume  Page

(67)  The Torrington Company          May 12, 1993             700     237


                                 TOWN OF WESTON


      All of the following described rights, privileges and easements situated in the Town of Weston, County of Fairfield and State of Connecticut, more particularly described in the following deeds, viz:


                                                                 Recorded
          Grantor                     Date of Instrument       Volume  Page

(68)  KHM Family Trust                January 26, 1994         217     625





                                TOWN OF WILTON


      All of the following described rights, privileges and easements situated in the Town of Wilton, County of Fairfield and State of Connecticut, more particularly described in the following deeds, viz:


                                                                 Recorded
          Grantor                     Date of Instrument       Volume  Page

(69)  Thomas T. Adams, Trustee        April 20, 1992           785     51

(70)  Thomas T. Adams, Trustee        January 3, 1994          887     112


                                TOWN OF WOODBURY


      All of the following described rights, privileges and easements situated in the Town of Woodbury, County of Litchfield and State of Connecticut, more particularly described in the following deeds, viz:



                                                                 Recorded
          Grantor                     Date of Instrument       Volume  Page

(71)  Garwin D. Hardisty              June 10, 1993            195     939


                                TOWN OF WOODSTOCK


      All of the following described rights, privileges and easements situated in the Town of Woodstock, County of Windham and State of Connecticut, more particularly described in the following deeds, viz:


                                                                 Recorded
          Grantor                     Date of Instrument       Volume  Page

(72)  Robert E. Egeberg et al         August 23, 1993          242     221

(73)  Leo N. Hebert et al             February 14, 1994        243     342